AMENDMENT AGREEMENT TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is entered into as of January 31, 2007, among Ireland Inc., a Nevada corporation (“Ireland”), CBI Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Ireland (“Sub”), Columbus Brine Inc., a Nevada corporation (“CBI”), John T. Arkoosh, William Maghan and Lawrence E. Chizmar Jr. (Messrs. Arkoosh, Maghan and Chizmar being hereinafter referred to collectively as the “CBI Principals”).

WHEREAS:

A.     Ireland, Sub, CBI, and the CBI Principals entered into an Agreement and Plan of Merger on December 14, 2007 (the “Original Agreement”); and

B.     The parties wish to amend the Original Agreement in the manner provided for herein,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.     Section 1.1(e) of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     (e)     As soon as practicable after each condition to the obligations of Ireland, Sub and CBI hereunder has been satisfied or waived, the Articles of Merger, in a form properly completed and executed in accordance with the NRS (the “Articles of Merger”) will be filed with the Secretary of State of the State of Nevada. The Merger will become effective at the time and on the date the Articles of Merger are so filed, provided that the filing date shall not be later than February 22, 2008 unless a later date is otherwise agreed to, in writing, by Ireland and CBI. The date and time when the Merger becomes effective is referred to herein as the “Effective Time.”

2.     Section 1.3(a) of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     (a)     At the Effective Time, all issued and outstanding shares of Common Stock of CBI (“CBI Capital Stock”) shall be deemed converted into shares of Common Stock of Ireland, $0.001 par value per share (“Ireland Common Stock”). The maximum number of shares of Ireland Common Stock to be issued by Ireland in connection with the Merger (rounded to the nearest whole share) (the “Maximum Ireland Merger Shares”) shall be determined by dividing (i) $20,000,000 by (ii) the Exchange Price. The “Exchange Price” shall be equal to $1.9157, being equal to average daily closing price of the Ireland Common Stock as quoted by the OTC Bulletin Board for the sixty (60) consecutive calendar days ending prior to January 15, 2008

3.     Section 1.8(b) of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     (b)     Ireland and CBI will coordinate and cooperate with respect to the timing of the CBI Special Vote. Ireland shall prepare a Proxy Statement as described in Section 7.1 below, with the assistance and cooperation of CBI, which Proxy Statement shall include such written disclosure to the CBI shareholders as shall be required, in the reasonable determination of legal counsel to Ireland, to assure that the issuance of the Merger Securities to the shareholders of CBI as described in this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state or foreign law. Unless extended by the mutual written agreement of Ireland and CBI, Ireland agrees to use its best efforts to transmitted by overnight courier the Proxy Statement to the shareholders of CBI by no later than February 1, 2008.

4.     Section 1.9 of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     Section 1.9 Filing of Merger Documents. As soon as practicable after the requisite approval of the shareholders of CBI has been obtained as provided in Section 1.8, and each other condition to the obligations of Ireland, Sub and CBI hereunder, have been satisfied or waived, and not later than February 22, 2008, unless extended by the mutual written agreement of Ireland and CBI, CBI and Sub will deliver the Articles of Merger for filing with the Secretary of State of the State of Nevada, and Ireland, Sub and CBI will take such other and further actions as may be required by the NRS in connection with such filing and the consummation of the Merger and Closing of this Agreement as described in Article X.

5.     Section 5.8 of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     Section 5.8 No Additional Shares. Other than (a) shares issuable upon the proper exercise of the Ireland Options or the Outstanding Ireland Warrants, (b) any shares that Ireland may agree to issue in connection with the acquisition of any new mineral claims forming part of the Red Mountain Project, as that term is used in Ireland’s filings with the Commission, or (c) shares issuable pursuant to the terms of this Agreement or the Ireland Merger Warrants, Ireland agrees not to issue any additional shares from the date of this Agreement to the date the Original Agreement, as amended is Closed or terminated.

6.     Section 7.4 of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     Section 7.4 Transmittal to Shareholders; Recommendation of CBI Board; CBI Special Meeting. Ireland will cause the Proxy Statement to be transmitted by overnight courier to CBI’s shareholders at the expense of Ireland as soon as practicable, but not later than February 1, 2008, unless extended by the mutual written agreement of Ireland and CBI, in accordance with applicable state law. CBI will call a special meeting of the CBI shareholders (the “CBI Special Meeting”) to be held as promptly as practicable, but not later than February 19, 2008 for the purpose of obtaining the shareholder approval of this Agreement and the Merger and shall use all reasonable efforts to obtain such approval. CBI shall coordinate and cooperate with Ireland with respect to the timing of the CBI Special Meeting. CBI shall not change the date of the CBI Special Meeting without the prior written consent of Ireland, nor shall CBI adjourn the CBI Special Meeting without the prior written consent of Ireland, unless such adjournment is due to the lack of a quorum or to receive additional proxies to approve the Merger, in which case the Chairman of the CBI Special Meeting shall announce at such meeting the time and place of the adjourned meeting.

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7.     Ireland agrees to complete its due diligence investigations into the affairs of CBI by January 31, 2008. Ireland further agrees that the condition precedent to Ireland and Sub’s obligation to complete the Merger set out in Section 8.11 of the Original Agreement shall be deemed to have been satisfied on January 31, 2008.

8.     If the Effective Date shall not have occurred by February 22, 2008, then without regard for whether the Parties agree to further extend the Effective Date, Sections 4.7 and 4.8 of the Original Agreement shall be deemed to have been deleted from the Original Agreement, and the parties, including the CBI Principals, shall have no obligations or restrictions which otherwise would have been subject to such Sections.

9.     Article X of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

ARTICLE X

CLOSING

     Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to a provision of Article XII hereof, a closing (the “Closing”) will be held, after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, on or before February 22, 2008, at the offices of Gunderson Law Firm, 5345 Kietzke Lane, Suite 200, Reno, NV 89511, or such other date or place as may be agreed to, in writing, by Ireland and CBI. At the date of the Closing (the “Closing Date”), the documents referred to in Articles VIII and IX will be exchanged by the parties and, immediately, thereafter, the Articles of Merger will be filed by CBI and Sub with the Secretary of State of the State of Nevada.

10.     Section 12.1(b) of the Original Agreement is amended by deleting it in its entirety, and replacing it with the following:

     (b)     by Ireland or CBI at any time after February 22, 2008 (or such later date as shall have been agreed to in writing by Ireland and CBI) if the Merger for any reason has not by such date become effective; provided, however, that this provision shall not be available to any party whose wilful failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

11.     Whereas Sub is referred to on the signature page as “CBI Acquisition Corporation,” the parties agree that all references to CBI Acquisition Corporation are references to Sub.

12.     The Condition to completion of the Merger described in Section 8.12 of the Original Agreement is acknowledged by Ireland and Sub to have been satisfied.

13.     The Original Agreement is deemed to have been amended as of the day and year first above written and, in all other respects, save and except as herein provided, the Original Agreement is hereby confirmed and in full force and effect.

14.     This Amendment Agreement may be signed by the parties in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written.

IRELAND INC.
By: /s/ Douglas D.G. Birnie
Title: President

CBI ACQUISITION, INC.
By: /s/ Douglas D.G. Birnie
Title: President

COLUMBUS BRINE INC.
By: /s/ John T. Arkoosh
Title: President

/s/ John T. Arkoosh
JOHN T. ARKOOSH

/s/ William Maghan
WILLIAM MAGHAN

/s/ Lawrence E. Chizmar
LAWRENCE E. CHIZMAR